Cancer Genetics Reports Second Quarter 2019 Financial Results and Provides Strategic Business Update

RUTHERFORD, N.J., August 20, 2019 — Cancer Genetics, Inc. (Nasdaq: CGIX), a leader in drug discovery and preclinical oncology and immuno-oncology services, today announced strategic, financial and operating results for the second quarter ended June 30, 2019.

RECENT STRATEGIC AND OPERATIONAL HIGHLIGHTS

●	Completed divestiture of two operating units for cash, notes and future payment streams

●	Consolidated operational focus on drug discovery and preclinical service business of vivoPharm

●	Increased Discovery Services revenue in Q2 2019 by 19.1%, compared to same period of 2018

●	Continuing to explore strategic alternatives for future sale of other assets, merger, reverse merger or other strategic transactions

“We are very pleased with the progress we have made in improving the Company’s financial condition through the divestiture of certain corporate assets, giving the Company time to explore a variety of new strategic alternatives,” said John A. Roberts, Chief Executive Officer of Cancer Genetics. “Also, during the second quarter, we delivered an increase in revenue growth of 19.1% from our remaining Discovery Services business unit, while reducing the combined quarterly cost of revenue from continuing operations by $0.4 million”.

Additionally, Mr. Roberts stated “through the completion of the sale of our BioPharma business to Interpace Diagnostics Group under Article 9 of the Uniform Commercial Code we were able to eliminate approximately $9.0 million in senior debt, and with the additional divestiture of our clinical laboratory business to siParadigm, we were able to put an initial $3.0 million of cash on the balance sheet in July 2019 to create a runway to drive potential value for our stakeholders. We are now focused on collecting cash that is due to the Company, substantially reducing our accounts payable with our unsecured creditors, focusing on the operational elements of our Discovery Services business, and continuing to explore strategic options, which could include the sale of other assets, a merger, reverse merger or other strategic transactions. With these asset sales now completed, we believe the Company is in a good position to explore further strategic initiatives as well as to grow the remaining Discovery Services business”.

SECOND QUARTER 2019 FINANCIAL RESULTS

As described in the Company’s quarterly report for Q2 2019 on Form 10-Q, the Company presented its financial results for its historic BioPharma and Clinical services as discontinued operations, as the result of the two July 2019 divestiture transactions. Going forward, the Company currently has an extensive set of anti-tumor referenced data based on predictive xenograft and syngeneic tumor models from the acquisition of vivoPharm, Pty Ltd. (“vivoPharm”) in 2017, to provide Discovery Services such as contract research services, focused primarily on unique specialized studies to guide drug discovery and development programs in the oncology and immuno-oncology fields. The Company reported total Discovery Services revenue of $1.5 million for the second quarter of 2019 compared to revenue of $1.3 million in the second quarter of 2018.

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Gross profit margin for continuing operations was 52.5% for $0.8 million in the second quarter of 2019, compared to 31.7% or $0.4 million in the second quarter of 2018. Total operating expenses for continuing operations for the second quarter of 2019 were approximately $1.6 million, compared to $1.9 million in the second quarter of 2018, or a reduction of approximately 16%. Net loss from continuing operations was $0.5 million in the second quarter of 2019 compared to a net income of $0.7 million in the same period of 2018, and the comprehensive net loss was $3.7 million or $0.01 per share for the second quarter of 2019, compared to a comprehensive net loss of $3.6 million or $0.03 per share for the second quarter of 2018.

Cash and cash equivalents as of June 30, 2019 totaled $0.7 million, compared to $0.2 million as of December 31, 2018.

About Cancer Genetics, Inc.

Through the acquisition of vivoPharm, the Company offers proprietary preclinical test systems supporting clinical diagnostic offerings at early stages, valued by the pharmaceutical industry, biotechnology companies and academic research centers. vivoPharm specializes in conducting studies tailored to guide drug development, starting from compound libraries and ending with a comprehensive set of in vitro and in vivo data and reports, as needed for Investigational New Drug filings. The Company recorded revenue from its Discovery Services business from continuing operations of $4.9 million for the full year 2018 and $3.3 million in the first half of 2019.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to Cancer Genetics, Inc.’s expectations regarding future financial and/or operating results, potential for our tests and services and future revenues or growth in this press release constitute forward-looking statements.

Any statements that are not historical fact (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks with respect to our ability to collect on future income or payment streams and settle with our creditors, risks with respect to our ability to successfully operate the Discovery Services business, risks with respect to our ability to obtain future capital to satisfy our obligations to our lenders and creditors, regulatory risks, risks of cancellation of customer contracts or discontinuance of trials, uncertainties with respect to evaluating strategic options, maintenance of intellectual property rights, risks with respect to maintaining our listing on Nasdaq, and other risks discussed in the Cancer Genetics, Inc. Form 10-K for the year ended December 31, 2018 and Form 10-Q for the quarter ended June 30, 2019, along with other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics, Inc. disclaims any obligation to update these forward-looking statements.

Investor Contacts:

Carol Ruth

The Ruth Group

Tel: 646-536-7004

Email: cruth@theruthgroup.com

Media Contact:

Kirsten Thomas

The Ruth Group

Tel: 508-280-6592

Email: kthomas@theruthgroup.com

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Cancer Genetics, Inc. and Subsidiaries

Consolidated Balance Sheets (Unaudited)

(in thousands, except par value)

	June 30, 2019	December 31, 2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$667	$161
Accounts receivable	691	777
Other current assets	536	553
Current assets of discontinued operations	24,660	23,421
Total current assets	26,554	24,912
FIXED ASSETS, net of accumulated depreciation	634	497
OTHER ASSETS
Operating lease right-of-use assets	153	—
Restricted cash	350	350
Patents and other intangible assets, net of accumulated amortization	3,126	3,349
Investment in joint venture	92	92
Goodwill	5,963	5,963
Other	243	243
Total other assets	9,927	9,997
Total Assets	$37,115	$35,406
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$2,777	$3,100
Obligations under operating leases, current portion	207	—
Obligations under finance leases, current portion	36	20
Deferred revenue	1,622	1,215
Convertible note, net	3,101	2,481
Advance from NovellusDx, Ltd., net	1,500	535
Other derivatives	—	86
Current liabilities of discontinued operations	22,665	20,742
Total current liabilities	31,908	28,179
Obligations under finance leases	140	23
Obligations under operating leases, less current portion	78	—
Deferred rent payable and other	—	154
Warrant liability	49	248
Total Liabilities	32,175	28,604
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, authorized 9,764 shares, $0.0001 par value, none issued	—	—
Common stock, authorized 100,000 shares, $0.0001 par value, 57,816 and 27,726 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	6	3
Additional paid-in capital	171,021	164,455
Accumulated other comprehensive income	19	60
Accumulated deficit	(166,106)	(157,716)
Total Stockholders’ Equity	4,940	6,802
Total Liabilities and Stockholders’ Equity	$37,115	$35,406

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Cancer Genetics, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Other Comprehensive Loss (Unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$1,525	$1,281	$3,347	$2,708
Cost of revenues	725	875	1,719	1,633
Gross profit	800	406	1,628	1,075
Operating expenses:
Research and development	7	16	15	31
General and administrative	1,266	1,464	3,173	3,384
Sales and marketing	322	386	514	612
Total operating expenses	1,595	1,866	3,702	4,027
Loss from continuing operations	(795)	(1,460)	(2,074)	(2,952)
Other income (expense):
Interest expense	(514)	(2)	(1,129)	(5)
Interest income	—	—	2	21
Change in fair value of acquisition note payable	7	64	7	81
Change in fair value of other derivatives	55	—	86	—
Change in fair value of warrant liability	206	2,154	199	2,846
Other expense	(11)	(23)	(11)	(23)
Total other income (expense)	(257)	2,193	(846)	2,920
Income (loss) before income taxes	(1,052)	733	(2,920)	(32)
Income tax benefit	(512)	—	(512)	—
Income (loss) from continuing operations	(540)	733	(2,408)	(32)
Loss from discontinuing operations	(3,233)	(4,366)	(5,982)	(8,057)
Net loss	(3,773)	(3,633)	(8,390)	(8,089)
Foreign currency translation gain (loss)	35	85	(41)	65
Comprehensive loss	$(3,738)	$(3,548)	$(8,431)	$(8,024)

Basic and diluted net income (loss) per share from continuing operations	$(0.01)	$0.03	$(0.05)	$—
Basic and diluted net loss per share from discontinuing operations	(0.06)	(0.16)	(0.11)	(0.30)
Basic and diluted net loss per share	$(0.07)	$(0.13)	$(0.16)	$(0.30)

Basic and diluted weighted-average shares outstanding	57,164	27,049	53,049	27,049

See Notes to Unaudited Condensed Consolidated Financial Statements.

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